EXHIBIT 4.1
SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES
2.750% Convertible Senior Notes due 2048
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of January 5, 2021, among each of the signatories hereto (each, a “Guaranteeing Subsidiary”), each a subsidiary of NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 24, 2018, among the Company, the guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $575,000,000 of 2.750% Convertible Senior Notes due 2048 (the “Initial Notes”), and, subject to the terms of the Indenture, future issuances of 2.750% Convertible Senior Notes due 2048 (the “Additional Notes,” and, together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Sections 8.01 and 9.05 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture for Additional Guarantees.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 9 thereof.

3.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
8.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.
9.ELECTRONIC SIGNATURES. Each of the transaction parties agrees on behalf of itself, and any Person acting or claiming by, under or through such transaction party, that any written instrument delivered in connection with this Supplemental Indenture for Additional Guarantees, the Indenture or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from a person authorized on an incumbency certificate provided by the Company, any Guaranteeing Subsidiary or any other Guarantor to the Trustee shall be considered signed or executed by such person on behalf of the Company, such Guaranteeing Subsidiary, or such other Guarantor, as applicable. Each of the Company, the Guaranteeing Subsidiaries, and the other Guarantors agree to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

AIRTRON, INC.
BOUNCE ENERGY, INC.
CENTRICA HIVE US, INC.
HOME WARRANTY HOLDINGS CORP.
HOME WARRANTY OF AMERICA, INC.
MASTERS, INC.
RSG HOLDING CORP.

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

CENTRICA US HOLDINGS INC.
DIRECT ENERGY MARKETING INC.
GATEWAY ENERGY SERVICES CORPORATION

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

AWHR AMERICA’S WATER HEATER RENTALS, L.L.C.
DIRECT ENERGY LEASING, LLC

By: RSG Holding Corp., as sole member

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

[Signature Page – Supplemental Indenture for Additional Guarantees (Convertible Senior Notes due 2048)]

CENTRICA HOLDCO GP, LLC
DIRECT ENERGY GP, LLC
DIRECT ENERGY OPERATIONS, LLC
DIRECT ENERGY SERVICES, LLC
FIRST CHOICE POWER, LLC

By: Direct Energy Marketing Inc., as sole member

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

DIRECT ENERGY BUSINESS MARKETING, LLC

By: Direct Energy Business, LLC, as sole member

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

DIRECT ENERGY BUSINESS, LLC

By: Direct Energy Services, LLC, as sole member

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

CPL RETAIL ENERGY L.P.
WTU RETAIL ENERGY L.P.

By: Centrica HoldCo GP, LLC, as General Partner

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

DIRECT ENERGY, LP

By: Direct Energy GP, LLC, as General Partner

By:________________________________
Name: Gaëtan C. Frotté
Title: Vice President

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                        NRG ENERGY, INC.
By: ________________________________
Name: Gaëtan Frotté
Title: Senior Vice President & Treasurer

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ACE ENERGY, INC.
ALLIED HOME WARRANTY GP LLC
ALLIED WARRANTY LLC
ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BIDURENERGY, INC.
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II, LLC
ENERGY CHOICE SOLUTIONS LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
EVERYTHING ENERGY LLC
FORWARD HOME SECURITY, LLC
GCP FUNDING COMPANY, LLC
GREEN MOUNTAIN ENERGY COMPANY
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC
HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC

By:
Name: Gaëtan C. Frotté
Title: Treasurer
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MONTVILLE POWER LLC
NEO CORPORATION
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG ADVISORY SERVICES LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BUSINESS SERVICES LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTED HOME LLC
NRG CURTAILMENT SOLUTIONS, INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DISTRIBUTED ENERGY RESOURCES HOLDINGS LLC
NRG DISTRIBUTED GENERATION PR LLC
NRG DUNKIRK OPERATIONS INC.
NRG ECOKAP HOLDINGS LLC
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS INC.
NRG GREENCO LLC
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HOMER CITY SERVICES LLC
NRG HQ DG LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NORTH CENTRAL OPERATIONS INC.

By:
Name: Gaëtan C. Frotté
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Title: Treasurer
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NRG NORWALK HARBOR OPERATIONS INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PORTABLE POWER LLC
NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG RETAIL NORTHEAST LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG TEXAS GREGORY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SGE ENERGY SOURCING, LLC
SGE TEXAS HOLDCO, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
STREAM ENERGY COLUMBIA, LLC
STREAM ENERGY DELAWARE, LLC
STREAM ENERGY ILLINOIS, LLC
STREAM ENERGY MARYLAND, LLC
STREAM ENERGY NEW JERSEY, LLC
STREAM ENERGY NEW YORK, LLC
STREAM ENERGY PENNSYLVANIA, LLC
STREAM GEORGIA GAS SPE, LLC
STREAM OHIO GAS & ELECTRIC, LLC
STREAM SPE GP, LLC

By:
Name: Gaëtan C. Frotté
Title: Treasurer
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[Signature Page – Supplemental Indenture for Additional Guarantees (Convertible Senior Notes due 2048)]

TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO LP, LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC
xoom alberta holdings, llc
xoom british columbia holdings, llc
xoom energy global holdings, llc
xoom energy, llc
xoom ontario holdings, llc
xoom solar, llc

By:
Name: Gaëtan C. Frotté
Title: Treasurer

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ENERGY ALTERNATIVES WHOLESALE, LLC
NRG OPERATING SERVICES, INC.
NRG SOUTH CENTRAL OPERATIONS INC.

By:
Name: David Callen
Title: Vice President

NRG CONSTRUCTION LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:
Name: Linda Weigand
Title: Treasurer

ENERGY PROTECTION INSURANCE COMPANY

By:
Name: David Callen
Title: Vice President

NRG ILION LIMITED PARTNERSHIP

By: NRG Rockford Acquisition LLC, its General Partner

By:
Name:    Gaëtan Frotté
Title:    Treasurer

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By:    __________________________________
    Name:    Gaëtan Frotté
    Title:    Treasurer

TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner
By:    __________________________________
    Name:    Gaëtan Frotté
[Signature Page – Supplemental Indenture for Additional Guarantees (Convertible Senior Notes due 2048)]

    Title:    Treasurer
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STREAM SPE, LTD.

By: STREAM SPE GP, LLC, the sole general partner

By:    __________________________________
    Name:    Gaëtan Frotté
    Title:    Treasurer

XOOM ENERGY CALIFORNIA, LLC

By:

Name: Leonard Gardner
Title: Vice President

XOOM ENERGY CONNECTICUT, LLC
XOOM ENERGY DELAWARE, LLC
XOOM ENERGY GEORGIA, LLC
XOOM ENERGY ILLINOIS, LLC
XOOM ENERGY INDIANA, LLC
XOOM ENERGY KENTUCKY, LLC
XOOM ENERGY MAINE, LLC
XOOM ENERGY MARYLAND, LLC
XOOM ENERGY MASSACHUSETTS, LLC
XOOM ENERGY MICHIGAN, LLC
XOOM ENERGY NEW HAMPSHIRE, LLC
XOOM ENERGY NEW JERSEY, LLC
XOOM ENERGY NEW YORK, LLC
XOOM ENERGY OHIO, LLC
XOOM ENERGY PENNSYLVANIA, LLC
XOOM ENERGY RHODE ISLAND, LLC
XOOM ENERGY TEXAS, LLC
XOOM ENERGY VIRGINIA, LLC
XOOM ENERGY WASHINGTON D.C., LLC

By: XOOM ENERGY, LLC, the sole member

By:    __________________________________
    Name:    Gaëtan Frotté
    Title:    Treasurer

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DELAWARE TRUST COMPANY,
as Trustee
By: ________________________________
Authorized Signatory

[Signature Page – Supplemental Indenture for Additional Guarantees (Convertible Senior Notes due 2048)]